Exhibit 99.1

NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS FIRST QUARTER 2018 RESULTS

Better than Expected First Quarter Results; On Track to Achieve Non-GAAP Profitability in Second Half of 2018

HILLSBORO, OR - May 1, 2018 - Radisys Corporation (NASDAQ: RSYS), a global leader of open telecom solutions, today announced financial results for the first quarter ended March 31, 2018.

First Quarter Summary

•	Consolidated revenue of $26.2 million, with Software-Systems revenue growth of 10% over prior year;

•	GAAP gross margin of 26.6% and non-GAAP gross margin of 32.8%;

•	GAAP loss per share of ($0.16) and non-GAAP loss per share of ($0.08), at the favorable-end of the Company’s guidance range;

•	Delivered orders totaling over $1 million in software revenue to a top MediaEngine channel partner tied to accelerating end-customer voice-over-LTE deployments;

•	Awarded orders totaling nearly $4 million for CORD services programs with an existing European Tier 1 customer and a new customer in India, both of which are expected to be delivered in 2018; and

•	Closed a previously announced $17 million senior note financing in January.

“First quarter revenue and EPS both met or exceeded the high-end of our expectations given strong execution across the business,” said Brian Bronson, Radisys President and Chief Executive Officer. “Importantly, we are driving increased conversion of our pipeline within Software-Systems, having secured multiple wins in the first quarter through both direct sales and channel partners. This included a significant award from a European Tier 1 service provider as well as a new customer in India for development services tied to CORD initiatives. We also experienced ongoing strength in software deployments of MediaEngine with our largest channel partner via multiple new end-customer awards.

“In addition to our growing pipeline and improving customer conversion rate, we made fundamental progress toward transforming our cost structure and balance sheet. Importantly, our first quarter results do not yet fully reflect the significant enhancements to the business that we have made. Closing our new financing arrangements has enabled us to realign our operating model and reduce anticipated second quarter expenses by over 30% as compared to the third quarter of 2017. Coupled with increased revenue growth in our Software-Systems business, which will drive gross margin expansion over time, we remain on track to deliver quarterly non-GAAP profitability in the second half of 2018.”

Software-Systems Results

For the first quarter of 2018, Software-Systems revenue was $11.1 million, compared to $14.8 million in the prior quarter and $10.1 million in the first quarter of 2017.

Gross margin was 49.2%, compared to 53.9% in the prior quarter and 53.8% in the first quarter of 2017. Operating loss was $3.1 million, compared to operating income of $0.6 million in the prior quarter and an operating loss of $3.3 million in the first quarter of 2017.

Hardware Solutions Results

For the first quarter of 2018, Hardware Solutions revenue was $15.0 million, compared to $17.5 million in the prior quarter and $27.5 million in the first quarter of 2017. Revenue in the first quarter of 2018 included approximately $5 million associated with previously anticipated legacy customer last-time builds.

Gross margin was 20.7%, compared to (26.7)% in the prior quarter and 17.4% in the first quarter of 2017. Operating income was $1.0 million, compared to an operating loss of $9.6 million in the prior quarter and an operating loss of $1.3 million in the first quarter of 2017.

Consolidated Results

For the first quarter of 2018, consolidated revenue was $26.2 million, compared to $32.3 million in the prior quarter and $37.6 million in the first quarter of 2017.

On a GAAP basis, gross margin in the first quarter of 2018 was 26.6%, compared to 4.2% in the prior quarter and 21.9% in the first quarter of 2017. First quarter 2018 GAAP research and development and selling, general, and administrative expenses were $11.0 million, compared to $12.7 million in the prior quarter and $15.9 million in the first quarter of 2017. The decline in operating expenses over the comparable periods was primarily the result of previously announced restructuring actions associated with the Company’s Hardware Solutions business.

On a non-GAAP basis, first quarter 2018 gross margin was 32.8%, compared to 40.4% in the prior quarter and 27.2% in the first quarter of 2017. First quarter 2018 research and development and selling, general and administrative expenses on a non-GAAP basis were $10.7 million, compared to $12.3 million in the prior quarter and $14.8 million in the first quarter of 2017.

For the first quarter of 2018, the Company recorded a GAAP net loss of $6.4 million, or ($0.16) per share, compared to a GAAP net loss of $19.6 million, or ($0.50) per share, in the prior quarter and a GAAP net loss of $10.0 million, or ($0.26) per share, in the first quarter of 2017. On a non-GAAP basis, the Company recorded a net loss of $3.3 million, or ($0.08) per share, in the first quarter of 2018, compared to a net loss of $0.3 million, or ($0.01) per share, in the prior quarter and a net loss of $5.5 million, or ($0.14) per diluted share, in the first quarter of 2017.

Second Quarter 2018 Financial Guidance

•
Revenue is expected to be between $20 and $22 million. Note the first quarter of 2018 included approximately $5 million associated with legacy customer last-time build revenue recognized in the first quarter.

•	GAAP gross margin is expected to approximate 29%. Non-GAAP gross margin is expected to be between 37% and 41% of sales.

•	GAAP R&D and SG&A expenses are expected to approximate $9.5 million. Non-GAAP R&D and SG&A expenses are expected to approximate $9 million.

•
GAAP loss is expected to range from ($0.18) to ($0.12) per share. Non-GAAP loss is expected to range from ($0.08) to ($0.02) per share. Both GAAP and non-GAAP loss per share are based on a projected 40 million shares outstanding.

Conference Call and Webcast Information

The Company will host a conference call to discuss first quarter 2018 results on May 1, 2018, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 4996908. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on May 15, 2018. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 4996908. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS), a global leader in open telecom solutions, enables service providers to drive disruption with new open architecture business models. Radisys’ innovative disaggregated and virtualized enabling technology solutions leverage open reference architectures and standards, combined with open software and hardware to power business transformation for the telecom industry, while its world-class services organization delivers systems integration expertise necessary to solve communications and content providers’ complex deployment challenges. For more information, visit www.Radisys.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business, financial outlook and expectations for the second quarter of 2018. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors which are outlined in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission (SEC), copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) restructuring inventory adjustment, (f) amortization of financing activities expenses, and (g) change in fair value of warrants. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Product	$17,642	$28,699
Service	8,548	8,911
Total revenues	26,190	37,610
Cost of sales:
Product	12,308	22,175
Service	4,987	5,286
Amortization of purchased technology	1,927	1,927
Total cost of sales	19,222	29,388
Gross margin	6,968	8,222
Operating expenses:
Research and development	3,686	6,480
Selling, general and administrative	7,334	9,382
Intangible assets amortization	198	1,260
Restructuring and other charges, net	1,571	235
Loss from operations	(5,821)	(9,135)
Change in fair value of warrant liability	1,852	—
Interest expense	(1,430)	(272)
Other income (expense), net	(181)	(297)
Loss before income tax expense	(5,580)	(9,704)
Income tax expense	865	304
Net loss	$(6,445)	$(10,008)

Net loss per share:
Basic	$(0.16)	$(0.26)
Diluted	$(0.16)	$(0.26)
Weighted average shares outstanding
Basic	39,355	38,715
Diluted	39,355	38,715

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$7,402	$8,124
Restricted cash	4,000	—
Accounts receivable, net	29,590	32,820
Inventories, net	4,599	4,265
Other current assets	4,810	6,607
Total current assets	50,401	51,816
Property and equipment, net	4,131	4,728
Intangible assets, net	4,737	6,862
Other assets, net	2,372	2,623
Total assets	$61,641	$66,029

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,916	$18,297
Deferred revenue	6,318	4,200
Other accrued liabilities	11,205	14,116
Line of credit	8,547	16,000
Short term obligations	6,000	—
Warrant liability	2,006	—
Total current liabilities	47,992	52,613
Long term debt obligations, net	6,364	—
Other long-term liabilities	6,942	6,866
Total liabilities	61,298	59,479
Shareholders' equity:
Common stock	342,630	342,219
Accumulated deficit	(342,627)	(336,182)
Accumulated other comprehensive income	340	513
Total shareholders’ equity	343	6,550
Total liabilities and shareholders’ equity	$61,641	$66,029

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(6,445)	$(10,008)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,816	4,358
Amortization of debt discount and issuance costs	888	—
Stock-based compensation expense	344	1,154
Inventory valuation allowance	(332)	702
Change in fair value of warranty liability	(1,852)	—
Other	402	10
Changes in operating assets and liabilities:
Accounts receivable	3,226	(11,547)
Inventories and deferred cost of sales	(994)	8,681
Other receivables	804	741
Accounts payable	(4,683)	(7,038)
Deferred revenue	1,845	1,578
Other operating assets and liabilities	(247)	(3,142)
Net cash used in operating activities	(4,228)	(14,511)
Cash flows from investing activities:
Capital expenditures	(269)	(1,803)
Net cash used in investing activities	(269)	(1,803)
Cash flows from financing activities:
Borrowings on line of credit, net	(7,453)	15,000
Proceeds from borrowings on senior notes	17,000	—
Payments of debt issuance costs	(1,861)	—
Other financing activities, net	67	(84)
Net cash provided by financing activities	7,753	14,916
Effect of exchange rate changes on cash and cash equivalents	22	336
Net increase (decrease) in cash and cash equivalents	3,278	(1,062)
Cash and cash equivalents, beginning of period	8,124	33,087
Restricted cash and cash equivalents, beginning of period	—	—
Cash, cash equivalents, and restricted cash, beginning of period	8,124	33,087
Cash and cash equivalents, end of period	7,402	32,025
Restricted cash and cash equivalents, end of period	4,000	—
Cash, cash equivalents, and restricted cash, end of period	$11,402	$32,025

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue
Software-Systems	$11,148	$10,149
Hardware Solutions	15,042	27,461
Total revenues	$26,190	$37,610

	Three Months Ended
	March 31,
	2018	2017
Gross margin
Software-Systems	$5,486	$5,465
Hardware Solutions	3,107	4,781
Corporate and other	(1,625)	(2,024)
Total gross margin	$6,968	$8,222

	Three Months Ended
	March 31,
	2018	2017
Income (loss) from operations
Software-Systems	$(3,121)	$(3,273)
Hardware Solutions	1,008	(1,286)
Corporate and other	(3,708)	(4,576)
Total loss from operations	$(5,821)	$(9,135)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2018		2017
North America	$8,773	33.5%	$23,171	61.6%
Asia Pacific	5,202	19.9	5,419	14.4
Europe, the Middle East and Africa	12,215	46.6	9,020	24.0
Total	$26,190	100.0%	$37,610	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2018		2017		2017
GROSS MARGIN:
GAAP gross margin	$6,968	26.6%	$1,345	4.2%	$8,222	21.9%
(a) Amortization of acquired intangible assets	1,927		1,927		1,927
(b) Stock-based compensation	30		23		97
(e) Restructuring inventory adjustment	(332)		9,745		—
Non-GAAP gross margin	$8,593	32.8%	$13,040	40.4%	$10,246	27.2%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$3,686	14.1%	$5,303	16.4%	$6,480	17.2%
(b) Stock-based compensation	61		22		230
Non-GAAP research and development	$3,625	13.8%	$5,281	16.4%	$6,250	16.6%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$7,334	28.0%	$7,347	22.8%	$9,382	24.9%
(b) Stock-based compensation	253		331		827
Non-GAAP selling, general and administrative	$7,081	27.0%	$7,016	21.7%	$8,555	22.7%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(5,821)	(22.2)%	$(17,027)	(52.7)%	$(9,135)	(24.3)%
(a) Amortization of acquired intangible assets	2,124		2,124		3,187
(b) Stock-based compensation	344		376		1,154
(c) Restructuring and other charges, net	1,571		5,525		235
(e) Restructuring inventory adjustment	(332)		9,745		—
Non-GAAP income (loss) from operations	$(2,114)	(8.1)%	$743	2.3%	$(4,559)	(12.1)%

NET INCOME (LOSS):
GAAP net loss	$(6,445)	(24.6)%	$(19,631)	(60.8)%	$(10,008)	(26.6)%
(a) Amortization of acquired intangible assets	2,124		2,124		3,187
(b) Stock-based compensation	344		376		1,154
(c) Restructuring and other charges, net	1,571		5,525		235
(d) Income taxes	446		1,583		(114)
(e) Restructuring Inventory adjustment	(332)		9,745		—
(f) Amortization of financing activities	862		—		—
(g) Change in fair value of warrants	(1,852)		—		—
Non-GAAP net income (loss)	$(3,282)	(12.5)%	$(278)	(0.9)%	$(5,546)	(14.7)%

GAAP weighted average diluted shares	39,355		39,207		38,715
Dilutive equity awards included in
non-GAAP earnings per share	—		—		—
Non-GAAP weighted average diluted shares	39,355		39,207		38,715
GAAP net loss per share (diluted)	$(0.16)		$(0.50)		$(0.26)
Non-GAAP adjustments detailed above	0.08		0.49		0.12
Non-GAAP net income (loss) per share (diluted)	$(0.08)		$(0.01)		$(0.14)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET LOSS PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	June 30, 2018
	Low End	High End
GAAP net loss	(7.3)	(4.8)
(a) Amortization of acquired intangible assets	2.1	2.1
(b) Stock-based compensation	0.4	0.4
(c) Restructuring and acquisition-related charges, net	0.7	0.5
(d) Income taxes	0.2	0.2
(e) Amortization of financing activities	0.7	0.7
Total adjustments	4.1	3.9
Non-GAAP net loss	(3.2)	(0.9)

GAAP weighted average shares	40,000	40,000
Non-GAAP adjustments	—	—
Non-GAAP weighted average shares	40,000	40,000

GAAP net loss per share	(0.18)	(0.12)
Non-GAAP adjustments detailed above	0.10	0.10
Non-GAAP net loss per share	(0.08)	(0.02)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2018
GAAP	29.1%
(a) Amortization of acquired intangible assets	9.2
(b) Stock-based compensation	0.2
(c) Restructuring and acquisition-related charges, net	0.5
Non-GAAP	39.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2018
GAAP	$9.5
(b) Stock-based compensation	0.4
Non-GAAP	$9.1

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Restructuring inventory adjustment: Includes inventory write-downs and benefits associated with non-recurring events, predominantly tied to the Company’s decision to end-of-life or discontinue certain products for which the Company has no future ongoing demand. During 2017, the Company recorded such charges tied to discrete product decisions within its Hardware-Solutions segment associated with its DCEngine and certain legacy embedded products. Restructuring inventory write-downs and benefits are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has incurred various inventory write-downs over the past several years, they have generally been associated with ongoing business activities. As such, the Company believes it is appropriate to exclude end-of-life and product discontinuance inventory write-downs and benefits related to those write-downs from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Amortization of financing activities: Amortization of financing activities consists of expenses recorded under GAAP related to the amortization of debt issuance costs, the amortization of warrant issuance costs, and terminations costs related to previous unamortized debt issuance costs from terminated financing agreements. The Company excludes amortization of financing activities because they are not considered to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

(g) Change in fair value of warrants: Represents the change to the current fair value of the warranty liability. The Company excludes the change in fair value of warrants from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business. The Company believes that the provision of non-GAAP information that excludes changes in fair value of warrants improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability based on the current fair value of the underlying warrants.